Exhibit 10.83
SOW No: GASOW-STAR100606-00
MSA No: GAMSA-STAR081106-00

* Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission. An asterisk within brackets denotes omissions.
This Statement of Work GASOW-STAR100606-00 (“SOW”) is issued pursuant to the Master Services Agreement No. GAMSA-STAR081106-00 dated October 1, 2006 (“Agreement”) between Cingular Wireless LLC (“Cingular”) and StarTek USA Inc. (“StarTek”) and the Agreement is incorporated by reference herein. Capitalized terms used in this SOW not otherwise defined herein shall have the definitions specified in the Agreement. If the SOW conflicts with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control unless set forth in the “Special Considerations” section of this SOW in which case the SOW shall govern and control.
Cingular hereby authorizes StarTek to perform the following Services:
1	SCOPE OF WORK
1.1	StarTek customer services representatives (“CSRs”) shall take and handle inbound customer care inquiries for Cingular’s Business End User Care (“BEUC”) program (“Program”) which shall consist of the following four (4) line groups (“Line Group(s)”):
a.	GSM team

b.	TDMA team

c.	Telegence (Cingular Wireless billing system) team

d.	CARE (Cingular Wireless billing system) team
1.2	StarTek shall assist Cingular BEUC customers with the following issues [*] days a week subject to applicable laws at the rates set forth in Exhibit B attached hereto. Any other business customer care activities or changes that result in the nature or type, market or mix of call to change shall be subject to Exhibit 5 of the Agreement.
I.	Account Maintenance
a.	billing statement questions

b.	adjustments

c.	changes to features/services (e.g. up-selling services)

d.	changes of billing information

e.	customer issues relative to price plans

f.	customer cancellation inquiries

g.	adding / deleting promotions & features

h.	contract inquiries and termination dates

i.	rate plan changes

j.	account updates

k.	lost / stolen phone resolutions

l.	cancel requests

m.	promotion / plan clarification

n.	programming phones

o	. equipment and features instructions

p.	voice mail resets

q.	respond to coverage concerns

r.	equipment (wireless cell phones and PDAs) changes

s.	Migration of customers between billing application

t.	Completion of downtime form and offline services

u.	Escalated services/resolution
II.	Clerical/User ID Services
a.	Activities directly related to data entry, updating, typing, filing, creation of job aids, updating agent communication web sites, maintenance of Cingular user IDs and such other activities as are approved by Cingular in writing.
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

SOW No: GASOW-STAR100606-00
MSA No: GAMSA-STAR081106-00

1.3	Services shall be performed [*] as set forth in Exhibit B, at the hours of operations (“Hours of Operation”) set forth below by site (“Site”):
a.	[*] [*] — [*]

b.	[*] [*]/[*]
Hours of Operation may be amended from time to time as set forth in Exhibit 5 of the Agreement. Cingular reserves the right to modify (decrease or increase) Services Hours of Operation upon [*] calendar days written notice to StarTek. Cingular agrees to utilize the Change in Scope procedures to effect this change.
2.	PRIMARY CONTACT INFORMATION
2.1	The following will perform the function of primary StarTek Project Manager for the Program for the duration of this SOW. StarTek will use reasonable commercial efforts to retain the resource in this position.

Cingular Contact(s)	StarTek Contact(s)
Name: [Contact]	Name: [Contact]
Address: 15 E. Midland Avenue	Address: 44 Cook Street
Paramus, NJ 07652	Denver, CO 80206
Phone: [Contact]	Phone: [Contact]
Cell: [Contact]	Cell: [Contact]
E-mail: [Contact]@cingular.com	E-mail: [Contact]@StarTek.com
3.	TERM
3.1	The Term of this SOW shall commence on November 30, 2006 (“Effective Date”), and shall continue until midnight on November 30, 2008 (the “Initial Term). The SOW may be terminated as allowed in the Agreement or in this SOW.
4.	SERVICE SPECIFICATIONS AND REQUIREMENTS
4.1	The deliverables to be delivered by StarTek to Cingular pursuant to this SOW are listed in Exhibit A “Deliverables Matrix” (the “Deliverables”).
5.	CINGULAR SYSTEMS USE AND DOWNTIME
5.1	Should Cingular systems become unavailable to StarTek, StarTek will follow the notification instructions contained in Cingular’s Downtime Policy as provided by Cingular. StarTek will utilize downtime forms to capture call information on the Cingular-provided downtime forms and will input into Cingular systems [*] after restoration of the impacted systems. Cingular shall pay [*] for this function. StarTek shall be excused from Performance Standards for the duration of the system outage.

5.2	If the telecommunications systems are in failure due to Cingular, Cingular may require StarTek’s CSRs to go into pure AUX state, whereby they are not receiving calls. Cingular shall still be charged the actual outage time incurred for the amount of time affected. StarTek shall be excused from Performance Standards for the duration of the outage.

5.3	The Cingular system will be completely down during certain after-hour times and other scheduled times throughout the year for maintenance. When practical, Cingular will advise StarTek of the scheduled maintenance at least [*] prior to the times and dates that the systems will not be available due to maintenance.

5.4	Notwithstanding the foregoing, in the event of a StarTek system/telecommunications outage, StarTek will utilize CSRs’ billable time for offline work and training for the duration of the outage. Cingular shall [*] for unutilized hours for the duration of a StarTek system outage.
-SOW Continues Next Page-
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

SOW No: GASOW-STAR100606-00
MSA No: GAMSA-STAR081106-00

6.	PERFORMANCE STANDARDS:
6.1	Cingular and StarTek have developed the standards set forth in this SOW, (hereinafter “Performance Standards”) to ensure the delivery of high quality, efficient customer service. Effective upon signature of this SOW by both parties (“Execution Date”), Performance Standard measurements for Sites existing on the Execution Date shall begin the month following the Execution Date, or for the Performance Standards related to First Call Resolution and Overall Customer Satisfaction, the next full or prorated per complete months remaining, as the case may be, calendar quarter. Performance Standards for Sites opening after the Execution Date shall be applicable to Services performed from a particular Site/Line Group ninety (90) days after Site opening, or as outlined in the Performance Measurements attached hereto as Exhibit C. Furthermore, anytime a particular Site/Line Group increases by more than [*] over a two (2) month period, Performance Standards shall not apply with respect to such Site/Line Group until ninety (90) days after the incremental Site/Line Group staff has been in Production handling customer calls. Before the application of any of the Performance Standards, the parties agree to meet and discuss in good faith changes to the Performance Standards set forth and the relevant Cingular invoice credits and StarTek earned debits or bonuses with respect to such Performance Standards based on performance prior to such Performance Standards taking effect. Performance Standards hereunder shall be measured by Line Group at each Site and shall exclude calls handled by the IVR and those calls subject to waivers as set forth herein this SOW. Any invoice credits owed or debits earned by StarTek shall only apply to the Services invoiced for the particular Site/Line Group subject to Section 1.2 herein for which it was measured and shall be assessed to Billable Hours only. Any invoice debits earned by StarTek will be used to offset Cingular invoice credits only except for Section 6.3.3 Occupancy which may earn a true debit. Notwithstanding the foregoing, StarTek may earn a Bonus subject to Sections 6.3.1 and 6.3.2. Cingular invoice credits, StarTek earned debits to Cingular invoice credits, and bonuses will be calculated monthly and shall be applied on a quarterly basis.

6.2	Call Volume Forecasting / Staffing. Each month on a by Site/Line Group basis, Cingular shall provide StarTek three (3) written forecasts to be used by StarTek as a guide for recruitment, planning and staffing activities. The three (3) written forecasts are as follows:
1.	[*] with the required number of Full Time Equivalents (“FTEs”) by Site/Line Group for recruitment purposes (“[*]-Day Commitment”)

2.	[*] with the estimated daily number of calls by Site/Line Group for planning purposes

3.	[*] with daily call arrival patterns by Site/Line Group
StarTek shall provide FTE staffing pursuant to the mutually agreed upon [*] based upon the [*], which will include an assumption of [*] of initial Program training and [*] of Nesting, by Site/Line Group. Notwithstanding the foregoing, in the event that Cingular requests training to extend beyond [*] of initial Program training and [*] of Nesting and StarTek determines that the change will affect StarTek’s ability to staff accurately, the parties shall address the change subject to Exhibit 5 of the Agreement.
The mutually agreed upon [*] represents a commitment by Cingular and StarTek with respect to staffing levels. Once the [*] is agreed to, Cingular agrees to compensate StarTek for the Billable Hours incurred for the applicable months which shall be no less than [*] of the [*], and it is StarTek’ responsibility to staff to the [*] as mutually agreed upon. In cases where StarTek has duplicate Line Groups across Sites, StarTek reserves the right to increase or decrease volumes at a Site level as long as the [*] remains unchanged
Each [*] will be prepared on a Site/Line Group basis in [*] intervals and will include estimated call volumes, estimated average handle times, estimated shrinkage percentages and, when available, any other information which would be relevant for StarTek in providing the Services.
Both Cingular and StarTek will need to agree upon the volume forecasts and related staffing when the [*] from the previous [*], as it may require additional new hire training. The parties shall mutually agree upon adjusted staffing for the modified forecast volumes pursuant to Exhibit 5 of the Agreement.
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

SOW No: GASOW-STAR100606-00
MSA No: GAMSA-STAR081106-00

Notwithstanding the foregoing, in the event a Site staffing decrease is the lesser of (a) [*] or (b) [*] of the Site, StarTek shall have [*] days from receipt of written notice to decrease the [*].
a)	The Performance Standards outlined here in this SOW may be changed by Cingular upon [*] written notice to StarTek per the procedure outlined in Exhibit 5, Management Procedures for Change in Scope of the Agreement.

b)	Notwithstanding the foregoing, StarTek shall be waived for Performance Standards in breach under this SOW or the Agreement to the extent caused by Cingular or if actual call volume for such Program exceeds or is less than the [*] for such Site/Line Group by more than [*] or as otherwise set forth in this SOW or the Agreement.

c)	Failure to meet the same Performance Standard at the same Site/Line Group for [*] shall be considered a material default.

d)	StarTek shall provide at least [*] of the staffing pursuant to the [*] and in any case shall use reasonable efforts to achieve [*] of the staffing pursuant to the [*], and Cingular shall provide at least [*] of the Billable Hours pursuant to the [*].
6.3	Performance Standards: The following Performance Standards shall apply to [*] Groups only, and shall be subject to material default and the applicable Cingular invoice credit, StarTek earned debit to Cingular’s invoice credit, or Bonus set forth herein.
6.3.1	First Call Resolution Rate (“FCR”): FCR will be measured quarterly by Site by the Telegence and CARE Line Groups which shall be considered one (1) Line Group for the purposes of FCR stack ranking and shall be ranked against Like Sites contingent up a sample size of at least [*] per Site. Sample sizes of less than [*] shall be excluded from the quarterly measurement. Cingular invoice credits and StarTek earned offset debits will be applied at the end of the quarter, by Site/Line Group pursuant to Exhibit C. New sites will be measured [*] after the first call received in Production. Converted sites (Sites subject to Conversion training as described in Exhibit B herein) will be measured [*] after the first call received in Production. The Cingular invoice credits and StarTek earned offset debits will be applied in the following fashion based on FCR scores:

below [*]% of Like sites	[*]% Cingular invoice credit
[*]-[*]% of Like Sites	[*]% Cingular invoice credit
[*]-[*]% of Like Sites	[*]% StarTek earned offset debit
[*]%+ of Like Sites	[*]% StarTek earned offset debit
Not to exceed [*]% Cingular invoice credit

A [*] may apply on a per Site basis if stretch targets are achieved for both FCR and Overall Satisfaction (“Bonus”). The stretch target for First Call Resolution is [*] or better. The Bonus shall be calculated as follows: 1) The monthly invoice credit(s) /debit(s) shall be calculated (“Offset Result”), then (2) The Bonus shall be applied to the Offset Result.

6.3.2	Overall Customer Satisfaction (“OCS”): will be measured quarterly by Site by the Telegence and CARE Line Groups which shall be considered one (1) Line Group for the purposes of OCS stack ranking and ranked against Like Sites contingent up a sample size of at least [*] per Site. Sample sizes of less than [*] shall be excluded from the quarterly measurement. Cingular invoice credits and StarTek earned offset debits will be applied at the end of the quarter, by Site/Line Group pursuant to Exhibit C. New sites will be measured [*] after the first call received in Production. Converted sites (Sites subject to Conversion training as described in Exhibit B.a herein) will be measured [*] after the first call received in Production. The Cingular invoice credits and StarTek earned offset debits will be applied in the following fashion based on Overall Customer Satisfaction scores:

below [*]% of Like Sites	[*]% Cingular invoice credit
[*]-[*]% of Like Sites	[*]% Cingular invoice credit
[*]-[*]% of Like Sites	[*]% StarTek earned offset debit
[*]%+ of Like Sites	[*]% StarTek earned offset debit
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

SOW No: GASOW-STAR100606-00
MSA No: GAMSA-STAR081106-00

Not to exceed [*]% Cingular invoice credit.
A [*] bonus may apply on a per Site basis if stretch targets are achieved for both FCR and Overall Satisfaction collectively (“Bonus”). The stretch target for Overall Customer Satisfaction is [*] or better. The Bonus shall be calculated as follows: 1) The monthly invoice credit(s) /debit(s) shall be calculated (“Offset Result”), then (2) The Bonus shall be applied to the Offset Result.

6.3.3	Occupancy Rate Target of [*]-[*]%: The Occupancy Rate will be measured monthly and shall be determined by subtracting total idle time from total logged in time and dividing the difference by total logged in time. The Occupancy Performance Standard will be waived in the event that the actual Occupancy Rate is less than Cingular’s 30-Day Rolling Forecast, which shall include the forecasted modification training for the month, by [*] or more, or if the actual Occupancy Rate is less than the 30-Day Commitment by [*] or more. Any individual days where the actual call volumes are less than the 30-Day Rolling Forecast by [*] or more and the Occupancy target is missed will be excluded from the monthly calculation of Occupancy. The Cingular invoice credits and StarTek earned debits will be applied in the following fashion based on Occupancy Rate scores:

below [*]%	[*]% Cingular invoice credit
above [*]%	[*]% StarTek earned debit
Not to exceed [*]% Cingular invoice credit.

Notwithstanding the foregoing, StarTek may only earn a debit for Occupancy if it is staffed to at least [*] of the mutually agreed upon 90 Day Commitment.

6.3.4	Productivity: The measurement for productivity will be measured monthly and shall be calculated as follows: Billable Hours minus breaks divided by Billable Hours. Productivity will be waived if voluntary go home time associated with low volumes drives lower productivity. The Cingular invoice credits will be applied in the following fashion based on Productivity scores:

below [*]%	[*]% Cingular invoice credit
6.3.5	Call Transfer Rate for Telegence and CARE Site/Line Groups only: Target of [*] or less measured monthly. Call Transfer Rate will be determined by dividing the total number of transferred calls by the total number of calls answered by a live CSR. The parties acknowledge and agree that StarTek shall strive to meet the [*] goal set forth herein but shall not be subject to material default of this Program, the SOW or the Agreement for any failure to meet the target. The Call Transfer Rate Performance Standard will be waived if the average of other Like Sites is greater than or equal to [*]. Change management procedures set forth in Exhibit 5 of the Agreement will be invoked for process changes directly impacting Call Transfer Rates.

above [*]%	[*]% Cingular invoice credit
6.3.6	Average Handle Time (“AHT”): The AHT target by Site/Line Group shall be provided by Cingular as part of the 30-Day Rolling Forecast and shall be measured monthly as it applies to material breach. The AHT Performance Standard will be waived if the actual AHT is greater than [*] over the target provided in the 30-Day Rolling Forecast or if the average of other Like Sites is [*] or greater. The AHT target provided in the 30-Day Rolling Forecast will be subject to material breach, however, will not be subject to credits or debits.

With respect to credits and debits, Cingular may receive the invoice credit set forth herein in the event the monthly AHT measurement is [*] or greater. Notwithstanding the foregoing, the AHT target shall be waived as it pertains to credits and debits if the actual AHT is greater than [*] over the target provided in the 30-Day Rolling Forecast or if the event the average of other Like Sites is [*] or greater. Change management procedures set forth in Exhibit 5 of the Agreement will be invoked if AHT targets need to change. The Cingular invoice credits will be applied in the following fashion:

above [*]	[*]% Cingular invoice credit
6.3.7	Short Call Rate: Shall mean calls that are less than [*] in length. The goal is not to exceed [*]% and shall be measured monthly. Change in procedures shall be subject to Exhibit 5 of the Agreement.
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

SOW No: GASOW-STAR100606-00
MSA No: GAMSA-STAR081106-00

7.	Cap:

The resulting StarTek earned debits and Cingular invoice credits for the applicable Performance Standard measurement set forth herein Section 6 will only be applied to the applicable Site’s Line Group Billable Hours billed. The total Cingular invoice credit for all Performance Standards in aggregate in any month cannot exceed a maximum of [*] per Site invoice. The total invoice debits to Cingular’s invoice credit for all Performance Standards in aggregate in any month cannot exceed a maximum of a [*] per Site invoice. Notwithstanding the foregoing, StarTek may earn a [*] per monthly invoice upon attainment of FCR and OCS stretch targets.

8.	Performance Standards Waivers
8.1	In addition to any other waivers set forth herein this SOW, StarTek shall be excused for failures to meet any Performance Standard and shall not be in breach of this SOW if such failure is caused by: a) Cingular; and/or b) third parties (hired or contracted) to provide system applications and/or system application services to or for Cingular (including carriers) (a and b collectively referred to as “Cingular/Service Provider”) including without limitation acts or omissions of Cingular/Service Provider.

8.2	Notwithstanding anything to the contrary herein, in addition to waivers set forth herein this SOW, Cingular may choose to waive Performance Standards and applicable penalties at its sole discretion. Cingular must invoke this option in writing within [*] of a missed Performance Standard.
9.	PRICE
9.1	Services shall be compensated by Cingular to StarTek pursuant to the rates and charges detailed in Exhibit B which is attached hereto and fully incorporated herein by this reference. Such rates and charges do not include all applicable taxes.
10.	TERMINATION FOR CONVENIENCE FEE
10.1	Cingular may Terminate this SOW for convenience with at least ninety (90) days prior written notice in accordance with Section 21 Cancellation and Termination of the Agreement.
11.	DISPUTE RESOLUTION

Either party may give the other party written notice of any dispute not resolved in the normal course of business. The parties will attempt in good faith to promptly resolve any issue, dispute, or controversy arising out of or relating to this Agreement promptly by negotiation between the managers set forth below. Within [*] after delivery of such notice, representatives of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute within the time frames here:

	Cingular Wireless	StarTek
Within 10 days	[Contact]	[Contact]
Within 20 days	[Contact]	[Contact]
Within 30 days	[Contact]	[Contact]
If any dispute is not resolved in accordance with this process after [*], the parties will escalate to the respective executive levels. Both parties agree to continue performance during the negotiation period set forth in this section of the SOW.
12.	SPECIAL CONSIDERATIONS:
12.1	The terms set forth below shall be in addition to the terms set forth in the respective sections of the Agreement:
12.1.1	StarTek Responsibilities
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

SOW No: GASOW-STAR100606-00
MSA No: GAMSA-STAR081106-00

a.	Except as otherwise set forth in this SOW or the Agreement, Supplier will be responsible for supplying all StarTek personnel, facilities, technology subject to Section 50 of Agreement, services and materials necessary to perform the Services in accordance with the terms and conditions set forth in this SOW.

b.	[*].

c.	[*]. Cingular shall be responsible for other voice and data charges, including delivering voice and data to StarTek’ data center hub(s), bandwith exceeding StarTek’ standards in existence as of the SOW Effective Date, and any dedicated security equipment required by Cingular. In the event Cingular utilizes [*]. StarTek agrees to relinquish ownership at no cost to Cingular of any and all toll-free numbers associated with the Program to Cingular or another party specified by Cingular within [*] of Cingular’s request; provided that Cingular is current on all invoices.
12.1.2	Training
a.	Training costs shall be billed as listed under Exhibit B.

b.	Initial new hire training: StarTek agrees to provide [*] of initial Program training, and [*] of Nesting, to StarTek’ CSRs in accordance with Cingular provided Training Materials, and all retraining, ongoing soft-skills training, and customer service training at the rates set forth in Exhibit B, in order to perform the Services described in this SOW. If mutually agreed between the parties subject to Exhibit 5 of the Agreement, Cingular may provide Cingular trainers for initial train-the-trainer training programs.

c.	Cingular may request to extend the duration of initial Program training subject to Exhibit 5 of the Agreement.
12.1.3.	Quality Assessment
a.	StarTek will provide enough Quality Assessment (“QA”) agents at the QA rate set forth in Exhibit B, to CSRs to meet the average number of observations monthly. Each CSR is monitored an average of six (6) scored evaluations per month by QA and Production staff/personnel collectively and other informal evaluations as agreed upon by the parties based upon individual CSR performance. Supervisors will use commercially reasonable efforts to provide feedback within [*] if below goal and [*] if within or above goal. Agents needing improvement will receive additional evaluations via various methods (side by side, additional monitoring, remote monitoring, double jacking, etc). QA agents will shadow CSRs while on the call without the CSR being aware they are being monitored. Calibration sessions between StarTek QA agents, StarTek supervisors and Cingular representatives will be held weekly to ensure scoring and feedback to CSRs is consistent. If StarTek fails to monitor an average of [*] evaluations per month by QA and Production staff/personnel collectively as set forth above, StarTek will be advised of such deficiencies and StarTek will have [*] to bring performance back to objective’s standards. Cingular and StarTek may mutually agree to modify the standards upon written agreement signed by both parties, in the event AHT increases by [*] from the previous month’s 90-Day Commitment, Cingular and StarTek shall re-evaluate the QA staffing required to meet the obligations set forth herein
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

SOW No: GASOW-STAR100606-00
MSA No: GAMSA-STAR081106-00

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

StarTek Customer Management Group Inc.	Cingular Wireless LLC

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Exhibit A	SOW No: GASOW-STAR100606-00
DELIVERABLES MATRIX	MSA No: GAMSA-STAR081106-00

Deliverables/Specifications/Requirements	Delivery Date	Evidence of Success
Deliverable Set # 1 — Reporting
ACD Report: Comprehensive report with data taken directly from the switch. Details total calls offered, calls handled, calls abandoned, average speed of answer, average handle time by live agent and downtime. Delivered to Cingular daily.
	As indicated in report description	Accurate and timely reporting either pushed to recipients or available online.

Agent (PAR) Report: Agent or Personal Accountability Reports provide queue performance statistics broken down by agent. Data elements include the number of ACD calls answered, the average time spent on each ACD call, the average time spent waiting between ACD calls, the time spend doing post-call work, the time spent logged into the system, Short calls, transfer rates, availability etc. Delivered to Cingular daily.

Call Disposition Report: offers call disposition detail by type code. StarTek may provide this report to Cingular subject to Exhibit 5 of the Agreement.

System Outages Report: Report provides a listing of the date, time, duration and description of any system outages to StarTek’ systems, root cause analysis, and preventive measures. Delivered to Cingular when system outages occur.

Call Comparison: Compares forecasted to actual call volume and answer performance.

Combined FTE: Report provides headcount and training data, as well as weekly attrition. Delivered to Cingular weekly.

Attrition Training: Report provides ongoing attrition training data, with class details (class size, dates, etc.). Delivered to Cingular weekly.

Interval: report provides one-half hour (1/2) interval call volume data. Delivered to Cingular daily.

Invoice Detail: Invoices will include detailed documentation including but not limited to, for each CSR; a list of CSR names, hours logged via the ACD, hours logged, and indicator for training or Production status.

Weekly Quality Report: Weekly roll up of quality performance to include: scores from evaluations completed by StarTek’ quality team, scores from evaluations completed by StarTek’ leadership team (team leads/supervisors), QA/Team Lead score variance, combined score, total evaluations completed by QA team, total evaluations completed by Team Leads.

Monthly Quality Report Monthly roll up of quality performance to include: scores from evaluations completed by StarTek’ quality team, scores from evaluations completed by StarTek’ leadership team (team leads/supervisors), QA/Team Lead score variance, combined score, total evaluations completed by QA team, total evaluations completed by Team Leads.

PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Exhibit A	SOW No: GASOW-STAR100606-00
DELIVERABLES MATRIX	MSA No: GAMSA-STAR081106-00

Deliverable Set # 2 Quarterly Program Reviews		Evidence of Success:

•      StarTek will conduct quarterly Program reviews in person at Cingular Headquarters to cover Program highlights, overall account activity, budget analysis, review key reports and metrics at a management level, the incentive programs that were run and their results, and to ensure that stated agreed upon Program objectives are being met (return on investment or “ROI”). If Program objectives are not being met, team must collectively establish an action plan to be implemented within thirty (30) days to achieve measurable results within ninety (90) days.
	Quarterly reviews as scheduled	• Quarterly reviews are held as scheduled
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

SOW No: GASOW-STAR100606-00
MSA No: GAMSA-STAR081106-00

Exhibit B
Price
For Services performed under this SOW, StarTek shall be compensated in accordance with the pricing shown below:

PROGRAM NAME	Business End User Care Program

LOCATION

BILLABLE HOUR RATE [*]	$[*]
BASED ON CSR TENURE [*]	$[*]
IN MONTHS [*]	$[*]

DRUG SCREEN & BACKGROUND CHECK: (US Sites only)	Passed through at cost (Checks required as a result of attrition will be the responsibility of StarTek.)

OVERTIME RATE & HOLIDAY (by Site)	[*]% premium above the applicable Billable Hour rate

New Hire/Growth $[*]
Nesting [*]
TRAINING RATE	[*]
[*]
[*]
Notes:
a.	CSR tenure is determined based on the hire date of such CSR on any Cingular program. Except as otherwise stated in the SOW, the total amount payable by Cingular for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by StarTek. The Premium and Overtime Rate shall apply if StarTek is able to and Cingular agrees to offer premium and overtime hours (to the extent such hours are in excess of 40 hours per week per CSR). [*] . Should Cingular request that StarTek provide Services for the Program on any of the Holidays listed, Cingular shall compensate StarTek at the Holiday Rate as listed herein.

b.	Domestic Inbound/Outbound telecom. Cingular shall be client of record on the (800) service. Subject to Cingular’s prior written approval of usage, domestic inbound and outbound telecom charges shall be a direct pass through.

c.	[*].

d.	Clerical Support $[*].
•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside Cingular Wireless, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.